UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2013

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 5, 2013, AOL Inc. (“AOL”) completed its acquisition of Adap.tv, Inc. (“Adap.tv”) pursuant to the Agreement and Plan of Merger dated as of August 5, 2013 (the “Merger Agreement”) by and among AOL, Carmel Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of AOL (“Merger Sub”), Adap.tv, and Shareholder Representative Services LLC, a Colorado limited liability company. Pursuant to the Merger Agreement, Merger Sub merged with and into Adap.tv, and Adap.tv became a wholly-owned subsidiary of AOL. A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

AOL acquired Adap.tv for aggregate consideration of approximately $413.8 million, net of cash acquired and subject to a customary post-closing adjustment for working capital. The aggregate consideration consists of approximately $331.3 million in cash, and approximately $82.5 million in AOL common stock. The cash portion of the aggregate consideration was allocated among holders of Adap.tv preferred stock, Adap.tv common stock, and warrants to purchase Adap.tv stock. Vested Adap.tv stock options were cashed out as part of the transaction.

In connection therewith and pursuant to the Merger Agreement, AOL assumed the Adap.tv, Inc. 2007 Stock Incentive Plan, and unvested Adap.tv stock options and shares of Adap.tv restricted stock were converted into shares of AOL restricted common stock, with a fair value of approximately $47.3 million. AOL currently estimates that approximately $10.8 million of the $47.3 million in fair value of the converted awards will be attributed to the purchase price for accounting purposes and the remaining approximately $36.5 million is expected to be recognized as compensation expense over the future requisite service period of these employees (subject to adjustments for actual forfeitures).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger among AOL Inc., a Delaware Corporation and Carmel Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of AOL Inc., Adap.tv, Inc. and Shareholder Representative Services LLC, a Colorado limited liability company, dated as of August 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Karen Dykstra
Name:	Karen Dykstra
Title:	Executive Vice President and Chief Financial Officer

Date: September 6, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger among AOL Inc., a Delaware Corporation and Carmel Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of AOL Inc., Adap.tv, Inc. and Shareholder Representative Services LLC, a Colorado limited liability company, dated as of August 5, 2013